 Exhibit 10.49

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Amendment”), made as of June 17, 2005, by and between SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”), and GENTRIS CORPORATION, a Delaware corporation (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a certain Lease dated as of June 12, 2004 and amended by letter agreement dated October 21, 2004 (as amended, the “Lease”), for certain space known as Suite 400, consisting of approximately 10,207 square feet (as more particularly defined in the Lease, the “Existing Premises”) in the Building located at 133 Southcenter Court, Morrisville, Wake County, North Carolina, as more particularly described in the Lease and

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease to expand the Demised Premises and to amend certain other terms of the Lease.

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. Capitalized Terms: All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Lease.

2. Demised Premises: Commencing July l, 2005 (subject to adjustment as set out herein, the “Expansion Space Commencement Date”), the Demised Premises shall be expanded to include an additional 5,119 square feet, as measured from the centerline of all demising and exterior walls, (the “Expansion Space”) in the Building, as shown on Exhibit A, attached hereto and incorporated herein by reference. The Expansion Space is made up of 2,999 square feet of office space (the “Office Space”) and 2,120 square feet of lab space (the “Lab Space”) as shown on Exhibit A-l, attached hereto and incorporated herein by reference. As of the Expansion Space Commencement Date, the Demised Premises leased pursuant to the Lease shall contain a total of Fifteen Thousand Three Hundred Twenty -Six rentable square feet (15,326 r.s.f.).

3. Term: As of the Expansion Space Commencement Date, Section 1.02 of the Lease shall be amended to provide that the term of Tenant’s leasing of the Demised Premises (as expanded hereby) is extended through and including September 30, 2010.

4. Adjustment of Expansion Space Commencement Date. If Tenant occupies all or any part of the Expansion Space prior to July 1, 2005, then the Expansion Space Commencement Date shall be the date of such early occupancy. If the Phase I Work, as defined below, has not been substantially completed by July 1, 2005, then this Amendment shall not be void or voidable, but the Expansion Space Commencement Date shall be extended until the date the Phase I Work is substantially completed; provided however, if Landlord is delayed in the substantial completion of the Phase I Work by Tenant, its employees, agents, contractors or invitees (including but not limited to because of change orders requested by Tenant or delays by Tenant in providing information required to complete the plans or construction) the Expansion Space Commencement Date will be the date Landlord would have substantially completed the Phase I Work but for such delays. Tenant shall not occupy the Office Space until the substantial completion of the Phase I Work. Notwithstanding the foregoing, if Landlord or Landlord’s construction manager determines the same will not interfere with the performance of the Phase I Work, Landlord hereby agrees to give Tenant, its agents and contractors access to the Office Space prior to the Expansion Space Commencement Date to install Tenant’s telephone and wiring for the Office Space, provided however, Tenant, its agents and contractors shall coordinate their work with Landlord, Landlord’s contractor and/or construction manager so as to not interfere with Landlord’s Work.

Tenant agrees to execute and deliver a memorandum of acceptance of premises to evidence the Expansion Space Commencement Date. Adjustment of the Expansion Space Commencement Date as set out herein shall not adjust the expiration date of September 30, 2010.

5. Landlord’s Work: Tenant accepts the Expansion Space in its “as-is” condition as shown on Exhibit B attached hereto and incorporated herein by reference, subject to the tenant improvement items shown on the plans attached hereto as Exhibit C (the “Phase I Work”) and Exhibit D (the “Phase II Work”). Other than defects caused by or arising from Tenant’s acts or omissions, Landlord warrants that the Office Space shall be free of defects in materials and workmanship for a period of one (1) year from the Expansion Space Commencement Date. The Phase I Work and the Phase II Work are sometimes collectively referred to herein as “Landlord’s Work”. Landlord shall perform Landlord’s Work. Unless otherwise specified on the plans attached hereto as Exhibit C and Exhibit D, all Landlord’s Work shall be done to Landlord’s Tenant Improvement Standards attached as Exhibit B-4 to the Lease. Tenant shall occupy the Office Space upon substantial completion of the Phase I Work and shall occupy the Lab Space upon substantial completion of the Phase II Work. Upon substantial completion of the Landlord’s Work for each Phase, Landlord shall notify Tenant of such substantial completion and Landlord and Tenant shall inspect the Landlord’s Work for such Phase and shall prepare a punchlist of items of Landlord’s Work requiring repair which Landlord shall complete within thirty (30) days. Notwithstanding anything contained herein or in Exhibit C and Exhibit D to the contrary it is understood that Landlord’s Work shall not include the improvements set forth on Exhibit E attached hereto and incorporated herein by reference, whether “priced” by Landlord or not. If Tenant wishes to have any of the work or tenant improvements listed on Exhibit E performed, then the same shall be done at Tenant’s expense as a change order or shall be done by Tenant at Tenant’s expense. Any work done by Tenant at Tenant’s expense is subject to Landlord’s prior written approval and other requirements of Section 5.01 of the Lease regarding alterations or work by Tenant.

This Amendment presumes that the Phase I Work and the Phase II Work shall be done “turnkey”, with Landlord paying for the cost of constructing the Phase I Work and the Phase II Work. No changes may be made to the Phase I Work. Landlord will not be able to make significant changes to the items included the Phase II Work unless Tenant pays for the entire cost of such changes with no offset for deleted items, if any, and Landlord may require Tenant to deposit with Landlord the estimated costs of such changes in excess of the Change Order Allowance set forth below. If significant changes to the Phase II Work are requested, but Tenant does not agree to pay for such changes or does not deposit the estimated cost of such work with Landlord, then Landlord, at its option may (i) refuse to perform the requested change(s) or (ii) convert the nature of the agreement as to the Phase II Work from a “turnkey” arrangement to a “Tenant pays for upfit” arrangement with Landlord providing a “tenant improvement allowance” for the Phase II Work in the amount of$54,500.00 (this amount being representative of the cost of the Phase II Work outlined on Exhibit D). If Landlord converts the nature of the agreement as to the Phase II Work to a “Tenant pays for upfit” arrangement with Landlord providing a tenant improvement allowance, then, Landlord shall give Tenant an offset for deleted items in the Phase II Work pursuant to the approved change orders.

Regardless of whether the Phase II Work is a “turnkey” arrangement or “Tenant pays for upfit” arrangement, Landlord will provide an additional allowance up to a $10,000 maximum (the “Change Order Allowance”) for the cost of changes to the Phase I Work and Phase II Work collectively made pursuant to change orders approved by both Landlord and Tenant; provided however it is understood that the Change Order Allowance shall only be used to pay for building standard office improvements; no specialized laboratory equipment or other non-building standard office items or upgrades from building standard office upfit shall be paid for by the Change Order Allowance. For the purposes of this Amendment, the upfit items provided to Tenant under the Lease in connection with the initial upfit of the Existing Premises shall be considered to be “building standard office improvements”. For each $5,000 (or portion thereof) of the Change Order Allowance used, the base rental rate on the Additional Space shall increase by $0.16 per square foot per annum on a pro-rata basis based on the amount of the Change Order Allowance actually used.

Tenant acknowledges that Landlord, its employees, agents, contractors (and their subcontractors) shall be working on the Phase II Work and any punchlist items for the Phase I Work in the Expansion Space (and as necessary in the Existing Premises) after the Expansion Space Commencement Date. Tenant hereby grants to Landlord, its employees, agents, and contractors (and their subcontractors) an easement in and over the Expansion Space and Existing Premises to access and perform the Landlord’s Work. Tenant acknowledges and agrees that, provided Landlord is prosecuting Landlord’s Work in a timely manner (subject to delays outside Landlord’s reasonable control and delays caused by Tenant, its agents, employees, invitees and contractors) performance of the Landlord’s Work shall not constitute a constructive eviction or a breach of the warranty of quiet enjoyment for either the Expansion Space or the Existing Premises. Other than defects caused by or arising from Tenant’s acts or omissions, Landlord warrants that the Lab Space shall be free of defects in materials and workmanship for a period of one (1) year from the completion of the Phase II Work. Tenant shall not occupy the Lab Space prior to the substantial completion of the Phase II Work and shall coordinate with Landlord so as to not delay the completion of the Phase II Work. Notwithstanding the foregoing, if Landlord or Landlord’s construction manager determines the same will not interfere with the performance of the Phase II Work, Landlord hereby agrees to give Tenant, its agents and contractors access to the Lab Space at least two (2) weeks prior to the dale Landlord estimates it will complete the Phase II Work to install Tenant’s telephone and wiring for the Lab Space, provided however, Tenant, its agents and contractors shall coordinate their work with Landlord, Landlord’s contractor and/or construction manager so as to not interfere with the Phase II Work.

Tenant acknowledges that all of Landlord’s Work in regard to the tenant improvements for the Existing Premises set forth in Article 3 of the Lease have been fully completed by Landlord and Tenant has accepted the Existing Premises, subject to the additional Landlord’s Work to be done in the Existing Premises pursuant to Exhibit C and Exhibit D attached hereto.

6. Rent: Page 3, Section 1.04 - RENT AND ADJUSTMENTS TO RENT: As of the Expansion Space Commencement Date, Section 1.04 of the Lease is revised as follows:

(a)	the Rent Schedule for the Existing Premises is amended by deleting the rent to be paid for the “Partial Year (10/1/09 through 1/31/10) and adding the following:

	Minimum Annual Rent	Monthly Minimum Rent	Annual Rent Per Rentable Square Foot

Year 6	114,930.82	$9,577.57	$11.25
10/01/09 through 9/30/10

and

(b) Subject to the Rent Abatement set forth below, Minimum Annual Rent for the Expansion Space shall be paid in monthly installments of Minimum Monthly Rent as follows:

	Minimum Annual Rent	Monthly Minimum Rent	Annual Rent Per Rentable Square Foot

Initial Partial Year	N/A	$4,090.93	$9.59
(7/01/15 through 9/30/05

Year 1	$49,091.21	$4,090.93	$9.59
(10/01/05 through 9/30/06)

Year 2	$50,319.77	$4,193.31	$9.83
(10/02/06 through 9/30/07)

Year 3	$51,599.52	$4,299.96	$10.08
(10/01/07 through 9/30/08)

Year 3 (10/01/07 through 9/30/08)	$51,599.52	$4,299.96	$10.08

Year 4	$52,879.27	$4,406.61	$10.33
(10/1/08 through 9/30/09)

Year 5	$54,210.21	$4,517.52	$10.59
(10/1/09 through 9/30/10)

As of the Expansion Space Commencement Date, subject to the rent abatement set forth below, charges and sums based on the square footage of the Demised Premises, including but not limited to Tenant’s proportionate share of Direct Expenses, shall be revised based on the increased size of the Demised Premises as of the Expansion Space Commencement Date.

7. Rent Abatement: Notwithstanding the rent chart for the Expansion Space set forth above, no Monthly Minimum Rent or Direct Expenses attributable to the Lab Space shall be due or payable until September 1,2005. In addition, (i) no Monthly Minimum Rent (or portion of Minimum Annual Rent) shall be due on the Office Space for the first three months after the Expansion Space Commencement Date, and (ii) no Monthly Minimum Rent (or portion of Minimum Annual Rent) shall be due on the Lab Space for the months of September, October, or November 2005, and the same shall constitute “Abatement Months” under Section 1.06 of the Lease. Tenant shall pay its proportionate share of Direct Expenses on the Office Space starting on the Expansion Space Commencement Date and shall pay its proportionate share of Direct Expenses on the Lab Space starting September 1, 2005. As of December 1, 2005, Tenant shall pay Monthly Minimum Rent and Tenant’s proportionate share of Direct Expenses on the entire Demised Premises (as expanded herein) regardless of whether the Phase II Work has been substantially completed.

8. HVAC: Landlord represents and warrants that the existing HVAC units serving the Expansion Space are in good working order and shall remain so for a period of one (1) year from the Expansion Space Commencement Date, and Landlord shall pay for the cost of replacement or repair of the HVAC units serving the Expansion Space during such one year period. Notwithstanding the foregoing, Tenant shall be responsible for the cost of all standard maintenance of the HVAC system serving the Expansion Space (even during the one year period starting on the Expansion Space Commencement Date). After one year from the Expansion Space Commencement Date, Tenant shall not be responsible for the payment of more than $2,000 per HVAC unit per year for repairs to and replacements of any units or parts for the remainder of the Term of this Lease. Notwithstanding anything in this paragraph to the contrary, Tenant shall be responsible for the cost of any maintenance, repair or replacement to the extent required because of the intentional misconduct or misuse of the HVAC system by Tenant, its employees, agents, contractors or invitees.

9. Option to Expand. The “Options to Expand” set forth in Exhibit C to the Lease (including the terms and conditions set forth in Paragraphs 1 through 5 of Exhibit C) shall not be affected by this Amendment and shall continue in full force and effect; provided however, (i) the parties acknowledge that the provisions which refer to Tenant’s exercise (or non-exercise) of the option(s) within one (1) year after Tenant occupies the “Demised Premises” shall be construed to mean within one (1) year after Tenant occupies the Office Space and (ii) the Monthly Minimum Rent and Minimum Annual Rent for the “First Expansion Space” and “Second Expansion Space” as defined in Exhibit C to the Lease shall be at the annual rental rate (with the same increases) as is being charged on the Existing Premises.

10. Parking: As of the Expansion Space Commencement Date, Section 13.08 of the Lease, is revised to delete “twenty-one (21)” unassigned parking spaces and insert in its place “thirty-one (31)” unassigned parking spaces. The second paragraph of Section 13.08 is revised as of the Expansion Space Commencement Date to delete “three spaces” as VISITORS spaces and insert in its place “five spaces” as VISITORS spaces.

11. Brokerage: Tenant warrants that it has had no dealings with any broker or agent in connection with this Amendment to Lease, other than Dee Creech of NAI Carolantic Realty, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Amendment to Lease or the negotiation thereof.

12. Security Deposit / Letter of Credit. Provided that Tenant is not in default under this Lease as of the Expansion Space Commencement Date, then as of the Expansion Space Commencement Date “Section 1.07 - Security Deposit” of the Lease and Paragraph 6 on Exhibit C of the Lease is deleted and the following substituted in lieu of “Section 1.07 - Security Deposit”:

Section 1.07 - Security Deposit

Landlord and Tenant agree that no security deposit shall be required in connection with the leasing of the Demised Premises; provided however, Landlord reserves the right to require a security deposit in connection with a future expansion of the Demised Premises.

13. Amendment: Except as herein amended, the terms and conditions of the Lease shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Lease to be executed as a sealed instrument this the day first above written.

LANDLORD:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership

BY:	SOUTHPORT BUSINESS PARK INVESTORS CORPORATION, General Partner

By:	/s/ Robert T. Karp
Robert T. Karp
Vice President

TENANT:

GENTRIS CORPORATION, a Delaware corporation

By:	/s/ Michael P. Murphy
Michael P. Murphy
President

EXHIBIT A-1 – Space Plan showing “Office Space” and “Lab Space”

[Intentionally omitted]

EXHIBIT A – Existing Premises and Expansion Space

[Intentionally omitted]

EXHIBIT B – “As Is” Space Plan

[Intentionally omitted]

EXHIBIT C – Proposed Space Plan for Phase I

[Intentionally omitted]

EXHIBIT D – Proposed Space Plan for Phase II

[Intentionally omitted]

EXHIBIT E – Improvements not included in Landlord’s Work

[Intentionally omitted]